Exhibit 99.1

General Moly, Inc. – NYSE Amex and TSX: GMO

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

Phone: (303) 928-8599

Fax: (303) 928-8598

GENERAL MOLY ANNOUNCES COMPLETION OF PRELIMINARY DRAFT ENVIRONMENTAL STATEMENT

LAKEWOOD, COLORADO – August 19, 2010, General Moly (NYSE Amex and TSX: GMO) announced that on Friday, August 13, the Bureau of Land Management’s (BLM) contractor completed the Preliminary Draft Environmental Impact Statement (PDEIS), which was delivered to the cooperating agencies on Wednesday, August 18.  Cooperating agencies, including the County of Eureka, the National Park Service, and the Nevada Division of Wildlife (NDOW) will have 25 business days to review the PDEIS and to provide comments to the BLM, which will form the basis of the Draft Environmental Impact Statement (DEIS).

Bruce D. Hansen, Chief Executive Officer, said, “This is a significant milestone for our project. It marks the completion of four years of studying the environmental, social, and cultural impacts of the Mt. Hope project and signifies that the BLM is comfortable that the completed baseline reports form the basis for a comprehensive and defensible document.  We will continue work with the BLM and the other agencies involved to drive the permitting process in a prudent but expeditious manner.”

The 25 business day review period will close September 23, after which the BLM will determine what changes, if any, are needed in the PDEIS before moving forward with publication of the DEIS.  The Company continues to anticipate publication of the DEIS later this year and receiving its Record of Decision by mid-2011.

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Eureka Moly LLC is the owner and operator of the Mt. Hope molybdenum project in Eureka, Nevada.  Eureka Moly is 80% owned by General Moly and 20% owned by POSCO, a large Korean steel producer.  General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE Amex (formerly the American Stock Exchange) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Contact Information – General Moly:

Investors – Seth Foreman	(303) 928-8591	sforeman@generalmoly.com
Business Development – Greg McClain	(303) 928-8601	gmcclain@generalmoly.com

Website: http://www.generalmoly.com		info@generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes.  The closing of the Hanlong transaction and obtaining bank financing are subject to a number of conditions precedent that may not be fulfilled.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.